Exhibit 11

                 STOCKHOLDERS' ESCROW AGREEMENT

     STOCKHOLDERS' ESCROW AGREEMENT (the "Agreement"), dated as of August 26, 1997, by and among Louis H. Siracusano ("Siracusano"); Arnold P. Ferolito ("Ferolito"); and Donald H. Buck ("Buck") (each a "Stockholder" and collectively, the "Stockholders") and Gordon Altman Butowsky Weitzen Shalov & Wein (the "Escrow Agent"). Any reference herein to any Stockholder shall be deemed to also include a reference to the heirs, estate and personal representatives of such Stockholder.

                      W I T N E S S E T H:

     WHEREAS, the Stockholders have executed an Agreement dated August 26, 1997, (the "Stockholders' Agreement") a copy of which is attached hereto as Exhibit A in connection with the proposed merger (the "Merger") of International Post Limited, a Delaware corporation ("IPL") and Video Services Corporation, a New Jersey corporation ("Video") with IPL to be the surviving corporation of the Merger (to be known as "Video Services Corporation");

     WHEREAS, the Stockholders have agreed pursuant to the Stockholders' Agreement to grant stock options ("Options") to employees of or consultants to Video or IPL or their respective subsidiaries (the "Optionees") to purchase shares of IPL Common Stock, par value $.01 per share ("IPL Common Stock") and have caused Exhibit B to be attached hereto, which contains a list and brief description of all Options granted prior to the date hereof. The list will be updated from time to time by written notice given by any Stockholder to the Escrow Agent and all other Stockholders.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

     Section 1.  Appointment of Escrow Agent

     The Stockholders hereby appoint the Escrow Agent as their agent to hold and disburse all assets from time to time deposited with the Escrow Agent pursuant hereto on the terms and subject to the conditions set forth in this Agreement, and the Escrow Agent hereby accepts such appointment. By their execution of this Agreement, the Stockholders expressly authorize the Escrow Agent to, and the Escrow Agent expressly agrees to, take the actions contemplated by this Agreement in accordance with the provisions of this Agreement.

     Section 2.  Escrow Accounts; Deposit of Stock Certificates.

     On the date hereof each of the Stockholders is delivering to the Escrow Agent a stock certificate (duly endorsed in blank or accompanied by stock powers duly endorsed in blank) representing the number of shares of IPL Common Stock set forth opposite his name below:

     Name           Number of Shares

     Siracusano     322,294 (the "Siracusano Deposited Shares")
     Ferolito       322,294 (the "Ferolito Deposited Shares")
     Buck           16,941 (the "Buck Deposited Shares")

     The shares represented by the certificates so deposited are referred to herein collectively as the "Deposited Shares". Each Stockholder shall retain all voting rights in respect of the Deposited Shares deposited by such Stockholder, as well as the right to receive all cash dividends paid on such shares until such time, if any, as they are transferred to the Optionees. All securities received in respect of such shares as dividends shall be distributed to the applicable Stockholder in accordance with the following percentages: (i) with respect to Louis H. Siracusano, 46.062%; (ii) with respect to Arnold P. Ferolito, 46.062%; and
(iii) with respect to Donald H. Buck, 7.876%.

     Section 3.  Procedure for Disbursement.

     (a) After any Optionee has exercised its Option pursuant to the agreement between the Optionee and the Stockholders (the "Option Agreement") by providing written notice to each Stockholder and otherwise complying with the terms of such Option Agreement (including all payment terms), the Optionee or any Stockholder may provide written notice to the Escrow Agent of such exercise of the Option specifying the number of shares of IPL Common Stock to be purchased through such exercise from each Stockholder (the "Option Exercise Notice"). The Escrow Agent shall notify each Stockholder of its receipt of the Option Exercise Notice and of the number of Deposited Shares of each Stockholder to be disbursed to the Optionee (the "Disbursement Notice") within five (5) Business Days of its receipt of the Option Exercise Notice. Within five (5) Business Days of receipt of the Disbursement Notice by a Stockholder (the "Objection Period"), a Stockholder may object to the disbursement of the applicable Deposited Shares by sending written notice of such objection (the "Objection Notice") to the Escrow Agent and to the other Stockholders. Failure by a Stockholder to deliver the Objection Notice to the Escrow Agent prior to the end of the Objection Period shall be deemed an acceptance of the exercise of the Option in the amount set forth in the Disbursement Notice and: (i) acknowledgment, as between the Stockholder and the Escrow Agent, that all terms of the Option Agreement in connection with such exercise have been complied with; and (ii) authorization of the Escrow Agent, by and on behalf of and as attorney-in-fact, for each Stockholder, to take all necessary action to cause the transfer on the books and records of IPL, of the number of shares of IPL Common Stock specified in the Option Exercise Notice, from the Stockholder to the Optionee, out of the Deposited Shares deposited hereunder by such Stockholder.

     (b) In the event that a Stockholder timely delivers an Objection Notice to the Escrow Agent, the Escrow Agent shall not complete the disbursement until directed to do so: (i) pursuant to a written instruction signed by each of the Stockholders and the Optionee; or (ii) by final, binding order of a court of competent jurisdiction.

     (c) Upon the expiration of five (5) years from the date of this Agreement, the Escrow Agent shall disburse the Deposited Shares in accordance with the provisions and percentages set forth in Section 1 of the Stockholder's Agreement; it being understood and agreed that this Agreement and the Stockholder's Agreement have been established on the assumption that shares will be deposited, transferred to Optionees and returned to the Stockholders in accordance with the percentages contemplated in such document and that, in the event of any failure of the same to occur, the Stockholders agree that the number of Deposited Shares disbursed by the Escrow Agent to each Stockholder shall be appropriately and equitably adjusted to achieve the result referenced to above in this paragraph as closely as possible.

     Section 4.  Duties and Obligations.

     (a) It is agreed that the duties and obligations of the Escrow Agent are those herein specifically provided and no other. The Escrow Agent shall not have any liability under, or duty to inquire into, the terms and provisions of any agreement, other than this Agreement. The Escrow Agent's duties are ministerial in nature and the Escrow Agent shall not incur any liability whatso-ever so long as it has acted in good faith, except for willful misconduct. In the event that, at any time, the Escrow Agent has any question as to the interpretation or application of any provision of this Agreement, or requests written instructions or confirmation of any action or inaction to be taken or not to be taken by the Escrow Agent hereunder, the Escrow Agent may, in its discretion, refrain from taking any action or engaging in any activity, until it has received such instruction or confirmation as it may reasonably request and the parties hereto will provide the same as reasonably requested by the Escrow Agent from time to time.

     (b) The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel. The Escrow Agent shall not be bound by any modification, amendment, termina-tion, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by all of the parties hereto.

     (c) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to commence an action in interpleader and to deliver the property then held in the Escrow Accounts into court, whereupon its sole obligation shall be to take such action as is ordered by a final, binding, non-appealable order or judgment of a court of competent jurisdiction.

     (d) The Escrow Agent shall not incur any liability for fol-lowing the instructions herein contained or expressly provided for.

     (e) The Escrow Agent shall not have any responsibility for the genuineness or validity of any document or other item deposited with it or any liability for action in accordance with any written instructions or certificates given to it hereunder and reasonably believed by it to be signed by the proper parties.

     (f) The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to initiate or defend any legal proceedings (including interpleader) which may be instituted against it in respect of the subject matter of this Agreement. If it does elect to act, it will do so only if it is indemnified against the reasonable cost and expense of such defense or initiation.

     (g) This Agreement shall terminate when all property on deposit pursuant hereto has been disbursed as provided in this Agreement.

     Section 5. Resignation. The Escrow Agent may at any time resign hereunder by giving written notice of its resignation to the Stockholders, at least thirty days prior to the date specified for such resignation to take effect, and, upon the effective date of such resignation, all funds and property then held by the Escrow Agent hereunder shall be delivered by it to such person as may be designated in writing by all the Stockholders, whereupon all of the Escrow Agent's obligations hereunder shall cease and terminate. If no such person shall have been designated by such date, all obliga-tions of the Escrow Agent hereunder shall nevertheless cease and terminate except that the Escrow Agent's sole responsibility thereafter shall be to continue to hold all the property then held by it and to deliver the same to a person designated in writing by all of the Stockholders or in accordance with the directions of a final, binding, non-appealable order or judgment of a court of competent jurisdiction.

     Section 6. Indemnification. The Stockholders agree to indemnify, defend and hold the Escrow Agent harmless from and against any and all loss, damage, tax, liability and expense, including, without limitation, reasonable attorneys' fees, that may be incurred by the Escrow Agent arising out of or in connection with its acceptance of appointment as Escrow Agent hereunder, except as caused by its gross negligence or willful misconduct, including, without limitation, the legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder. Each Stockholder agrees to indemnify, defend and hold the Escrow Agent harmless from and against any and all loss, damage, tax, liability and expense, including, without limitation, reasonable attorneys' fees, that may be incurred by the Escrow Agent arising out of any wrongful act or omission by such Stockholder hereunder, except as caused by the Escrow Agent's gross negligence or willful misconduct, including, without limitation, the legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder.

     Section 7. Expenses. The Stockholders shall reimburse the Escrow Agent for all expenses and disbursements incurred by the Escrow Agent including, without limitation, fees and expenses, of counsel of the Escrow Agent incurred in connection with this Agreement.

     Section 8. Notices. All notices, requests, demands, waivers, consents, approvals or other communications to any party hereunder shall be in writing and shall be deemed to have been duly given if:
(i) delivered personally to such party; or (ii) sent to such party by telegram or telecopy, with a copy sent on the same day via overnight delivery to the following addresses:

          If to Siracusano, to:

               Louis H. Siracusano
               13 Lexington Lane
               Montvale, New Jersey  07645
               (201) 573-8660
               Fax # (201) 573-8665

          If to Ferolito, to:

               Arnold P. Ferolito
               c/o Video Services Corporation
               240 Pegasus Avenue
               Northvale, New Jersey  07647-1904
               (201) 767-1000
               Fax # (201) 784-2878

          If to Buck, to:

               Donald H. Buck
               2 Deerburn Court
               Florham Park, NJ  07932
               (201) 593-8478
               Fax # (201) 593-9283

          All notices to the Escrow Agent shall be sent to:

               Gordon Altman Butowsky Weitzen Shalov & Wein
               114 West 47th Street
               New York, New York  10036-1510
               Attention:  Keith L. Schaitkin
               Fax # (212) 626-0799

or to such other address as the addressee may have specified in notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communications shall be deemed to have been given and received as of the date so delivered, telegraphed or telecopied.

     Section 9. Assignment. A party hereto may assign its rights under this Agreement upon notice to all other parties hereto.

     Section 10. Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, heirs and personal representatives.

     Section 11. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of New York applicable to contracts made and performed therein without giving effect to the principles of conflict of laws thereof.

     Section 12. Amendment; Waiver. No amendment, modification or waiver of the provisions of this Agreement shall be effective unless in a writing executed by the party against whom such amendment or modification is sought to be enforced (or in the case of a waiver by the party waiving one or more of its rights hereunder).

     Section 13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but collectively all of such counterparts shall constitute one and the same agreement.

     Section 14. Adjustments. For purposes of this Agreement all references to numbers of shares or calculations based thereon or relating thereto, shall be appropriately adjusted for any stock dividend, stock split, reverse stock split, combination, recapitalization or other similar event.

     Section 15. Third Party Beneficiaries. This Agreement is made solely for the benefit of the parties hereto and may be amended by them in their sole and absolute discretion without consent of or notice to, any Optionee or any other person or entity; provided, however, that upon written notice by any two Stockholders to: (i) the Escrow Agent; and (ii) all of the other Stockholders, any two Stockholders may, from time to time, designate one or more Optionees as a third party beneficiary of this Agreement to the extent expressed in such notice.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                     /s/ Louis H. Siracusano
                                     Louis H. Siracusano


                                     /s/ Arnold P. Ferolito
                                     Arnold P. Ferolito


                                     /s/ Donald H. Buck
                                     Donald H. Buck


                                     GORDON ALTMAN BUTOWSKY
                                       WEITZEN SHALOV & WEIN


                                     /s/
                                     By:

                                                        EXHIBIT B



     Holder                   Issued Date         IPL Shares

Adizes Institute, Inc.        June 13, 1997        70,000

Julius Barnathan              June 13, 1997        35,000

Francis Luperella             June 13, 1997        50,000

Barry W. Ridings              June 13, 1997        30,000

Alan Schneider                June 13, 1997        40,000

Edward Shendell               June 13, 1997        25,000